UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2020

TG Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32639	36-3898269
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

2 Gansevoort Street, 9th Floor

New York, New York 10014

(Address of Principal Executive Offices)

(212) 554-4484

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities filed pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Exchange Name
Common Stock	TGTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On December 7, 2020, TG Therapeutics, Inc. (the “Company”) issued a press release announcing two triple therapy combination data presentations. The first evaluated the investigational combination of umbralisib plus ublituximab (U2) plus venetoclax in patients with relapsed or refractory (R/R) chronic lymphocytic leukemia (CLL); and the second evaluated the investigational combination of U2 plus TG-1701, the Company’s once daily, oral, BTK inhibitor, in patients with R/R CLL or B-cell lymphoma.. On December 7, 2020, the Company also announced the presentation of data from the UNITY-CLL Phase 3 trial evaluating the investigational combination of umbralisib and ublituximab (U2) in patients with chronic lymphocytic leukemia (CLL) and the UNITY-NHL Phase 2b trial evaluating single agent umbralisib in patients with relapsed or refractory marginal zone lymphoma (MZL), small lymphocytic lymphoma (SLL) and follicular lymphoma (FL). Both press releases summarized data presented during the 62nd American Society of Hematology (ASH) annual meeting and exposition. Copies of the press releases are being filed as Exhibit 99.1 and Exhibit 99.2 and incorporated in this Item by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated December 7, 2020.

99.2	Press Release, dated December 7, 2020.

Exhibit 104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TG THERAPEUTICS, INC.
(Registrant)

Date: December 8, 2020	By:	/s/ Sean A. Power
	Name:	Sean A. Power
	Title:	Chief Financial Officer